EXHIBIT 10.2

FIRST AMENDMENT TO LEASE

This First Amendment to Lease (the "Amendment") is made as of the second day of October 2000 between First Industrial, L.P., a Delaware limited partnership ("Landlord") and inTEST Corporation, a New Jersey corporation ("Tenant").

Background

Landlord and Tenant are parties to a Lease dated June 6, 2000 (the "Lease") pursuant to which Landlord has agreed to lease to Tenant and Tenant has agreed to rent from Landlord 80,000 sq. ft. of space at 3 Computer Drive, (now known as 7 Esterbrook Drive) Cherry Hill Industrial Park, Cherry Hill Township, New Jersey, as more particularly defined in the Lease (the "Premises"). Landlord and Tenant desire to amend the Lease by providing for the leasing of 41,700 sq. ft. of additional space at 7 Esterbrook Drive, contiguous to the Premises, as such additional space is depicted on Exhibit "A" hereto (the "Expansion Space") upon the terms and conditions set forth in this Amendment.

Agreement

Now therefore, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and intending to be legally bound hereby, Landlord and Tenant covenant and agree as follows:

1.     Defined Terms. Capitalized Terms not otherwise defined in this Amendment shall have the same meaning as in the Lease unless the context otherwise clearly requires.

2.     Basic Terms. Section 1 of the Lease is amended as follows:

(a)     There is added to Section 1.4 Premises the following:

"Effective the Expansion Space Commencement Date (herein defined), the Premises shall include the Expansion Space comprising 41,700 sq. ft. of space adjoining the Premises, as depicted in Exhibit "A" attached hereto and made a part hereof."

(b)     There is added a new Section 1.6.1 as follows:

"1.6.1 Expansion Space Term. The term for the Expansion Space shall commence October 2, 2000 (the "Expansion Space Commencement Date") and shall end on the Expiration Date, unless sooner terminated as provided in the Lease."

(c)     Section 1.11 is hereby deleted and the following is inserted in its place and stead:

Base Rent payable by Tenant throughout the Term and for both the Premises and the Expansion Space is as follows:

MONTHS	BASE RENT PAYMENT AMOUNT	EXPANSION RENT PAYMENT AMOUNT	TOTAL
9/1/00-12/31/00	$31,750.00	$0.00	$31,750.00
1/1/01-12/31/01	$31,750.00	$10,000.00	$41,750.00
1/1/02-12/31/02	$31,750.00	$10,500.00	$42,250.00
1/1/03-8/31/03	$31,750.00	$11,335.00	$43,085.00
9/1/03-12/31/03	$34,100.00	$11,335.00	$45,435.00
1/1/04-12/31/04	$34,100.00	$12,165.00	$46,265.00
1/1/05-12/31/05	$34,100.00	$12,535.00	$46,635.00
1/1/06-8/31/06	$34,100.00	$12,900.00	$47,000.00
9/1/06-12/31/06	$36,700.00	$12,900.00	$49,600.00
1/1/07-8/31/07	$36,700.00	$13,300.00	$50,000.00
9/1/07-12/31/07	$37,800.00	$13,300.00	$51,100.00
1/1/08-8/31/08	$37,800.00	$13,700.00	$51,500.00
9/1/08-12/31/08	$38,935.00	$13,700.00	$52,635.00
1/1/09-8/31/09	$38,935.00	$14,100.00	$53,035.00
9/1/09-12/31/09	$40,100.00	$14,100.00	$54,200.00
1/1/10-8/31/10	$40,100.00	$14,535.00	$54,635.00

(e)     Section 1.12 is amended by adding the following:

"Additionally, the Additional Rent payable by Tenant with respect to the Expansion Space shall be $6,000.00 per month for the period beginning on the Expansion Space Commencement Date through December 31, 2000, subject to Section 3."

(f)     Section 1.13 is amended by adding the following:

"Effective the Expansion Space Commencement Date, Tenant's Proportionate Share shall be 67.24%".

3.     Expansion Space Work Items. Lease Exhibit "C" is amended by adding the following:

(a)     With respect to the Expansion Space, Landlord and Tenant mutually agree that the Expansion Space shall be improved through the construction and installation of the following improvements (the "Expansion Space Work Items") described as follows:

(a)   Installation of one man door and one 10' x 10' overhead door in the existing masonry demising wall between the Premises and the Expansion Space, at locations to be confirmed by the Tenant.

(b)   Separation of gas service to the Expansion Space from the adjacent vacant space and separation of any remaining electrical connections to the Expansion Space from the adjacent vacant space.

(c)   Servicing of all heating and air-conditioning equipment, plumbing, overhead doors, and dock levelers.

(d)   Replacement of any burned out light bulbs.

(b)     Landlord shall cause to be prepared construction drawings and shall obtain a construction permit and other permits and approvals required in order to proceed with the construction and installation of the Expansion Space Work Items. Landlord shall proceed with diligence to complete the construction and installation of the Expansion Space Work Items. Landlord shall be deemed to have completed the Expansion Space Work Items when the same have been substantially completed by Landlord in accordance with the construction drawings, except for minor or insubstantial details of construction, detail or mechanical adjustment that remain to be done which do not materially adversely affect the occupancy of the Expansion Space. If necessary, following completion of the Expansion Space Work Items, representatives of Landlord and Tenant shall jointly inspect the Expansion Space Work Items and shall prepare a written list of punch list items, which items shall be corrected or completed by Landlord with diligence."

4.     Landlord's Property. Section 12.1 is amended by adding the following:

"All Expansion Space Work Items shall be deemed to be Landlord's Property and Tenant shall not be obligated to remove any part of the Expansion Space Work Items at the expiration of the Term."

5.     Applicability of Lease Provisions. Except as herein provided, all of the terms, covenants and conditions of the Lease shall continue in full force and effect, shall apply to the Expansion Space and are hereby ratified, confirmed and approved.

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Amendment as of the day and year first above written.

LANDLORD:	First Industrial, L.P., a Delaware limited partnership
By:	First Industrial Realty Trust, Inc., a Maryland corporation, its general partner
By:	/s/ Peter O. Schultz, Jr.
Its:	Regional Director

TENANT:	inTEST Corporation, a Delaware corporation
By:	/s/ Hugh T. Regan, Jr.
Its:	CFO